          As filed with the Securities and Exchange Commission on April 22, 1998
                                                     Registration No. 333-13799

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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D. C. 20549

                                      FORM S-8

                         POST-EFFECTIVE AMENDMENT NO. 1 TO
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                              HAMBRECHT & QUIST GROUP
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                               94-3246636
     (State or other jurisdiction       (I.R.S. Employer Identification No.)
   of incorporation or organization)

                                  One Bush Street
                          San Francisco, California  94104
            (Address of principal executive offices, including zip code)

                                   (415) 439-3000
                (Registrant's telephone number, including area code)

                                  1996 EQUITY PLAN
                               1995 STOCK OPTION PLAN
                               1985 STOCK OPTION PLAN
                   STOCK OPTION AGREEMENTS WITH SEVEN INDIVIDUALS
                             (Full title of the Plans)

                                STEVEN N. MACHTINGER
                           General Counsel and Secretary
                              Hambrecht & Quist Group
                                  One Bush Street
                          San Francisco, California 94104
                                   (415) 439-3000
             (Name, address and telephone number of agent for service)

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                           CALCULATION OF REGISTRATION FEE
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


                                           Proposed           Proposed
    Title of                               maximum            maximum
 Securities to        Amount to be      offering price       aggregate            Amount of
 be registered       registered (1)        per unit        offering price      registration fee
Common Stock,          2,000,000            $34.22         $68,440,000(2)         $20,189.80
$.01 par value,
issuable
pursuant to
Registrant's
1996 Equity
Plan


(1) Represents additional shares issuable pursuant to Registrant's 1996 Equity Plan (the "Plan") following stockholder approval of amendments to the Plan at the Registrant's Annual Meeting held on February 24, 1998.

(2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 as to 2,000,000 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Registrant's Common Stock as reported on the New York Stock Exchange on April 16, 1998.

                                      Part II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INFORMATION INCORPORATED BY REFERENCE.

     Pursuant to General Instruction E to Form S-8, except as set forth herein, the contents of the Registration Statement filed by the Registrant under Registration Number 333-13799 are hereby incorporated by reference herein, and the opinions and consents listed below are annexed hereto:

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As of April 15, 1998, Steven N. Machtinger, General Counsel and Secretary of the Registant, owns 148,463 shares of the Registrant's Common Stock and holds options to purchase 46,676 shares of the Registrant's Common Stock.

ITEM 8.   EXHIBITS.


     Exhibit
      Number                                 Document
      5.01         Opinion of Counsel, as to the legality of securities being registered

      10.01        Registrant's 1996 Equity Plan, as amended

      23.01        Consent of Independent Public Accountants

      24.01*       Power of Attorney

-----------------
* Incorporated by reference to Registrant's S-8 Registration Statement filed on October 9, 1996, Registration Number 333-13799.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on April 21, 1998.

                              HAMBRECHT & QUIST GROUP
                              a Delaware corporation


                              By:  /s/ Patrick J. Allen
                                  ------------------------------
                                   Patrick J. Allen
                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                      Title                      Date
         ---------                      -----                      ----
/s/ Daniel H. Case III      Chairman of the Board and            April 21, 1998
----------------------      Chief Executive Officer
Daniel H. Case III          (Principal Executive Officer)

/s/ William R. Timken*      Vice Chairman                        April 21, 1998
----------------------
William R. Timken

/s/ Patrick J. Allen        Chief Financial Officer              April 21, 1998
--------------------        (Principal Accounting and
Patrick J. Allen            Financial Officer)

/s/ Howard B. Hillman*      Director                             April 21, 1998
----------------------
Howard B. Hillman

/s/ William E. Mayer*       Director                             April 21, 1998
---------------------
William E. Mayer

/s/ William J. Perry        Director                             April 22, 1998
--------------------
William J. Perry

/s/ Edmund H. Shea, Jr.*    Director                             April 21, 1998
------------------------
Edmund H. Shea, Jr.


*By: /s/ Patrick J. Allen
     --------------------
     Patrick J. Allen
     Attorney-in-fact.

                                 INDEX TO EXHIBITS


     Exhibit
     Number                                 Document
     ------                                 --------
      5.01         Opinion of Counsel, as to the legality of securities being registered

      10.01        Registrant's 1996 Equity Plan, as amended

      23.01        Consent of Independent Public Accountants

      24.01*       Power of Attorney

-----------------
* Incorporated by reference to Registrant's S-8 Registration Statement filed on October 9, 1996, Registration Number 333-13799.